Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of the audited consolidated financial statements of MedLink International, Inc. for the year ended December 31, 2007 and 2006 in the Form 10-KSB.. These consolidated financial statements were audited by us as indicated in our report dated April 14, 2008.

/s/ Jewett Schwartz & Associates	Dated: April 14, 2008
Jewett Schwartz & Associates